Exhibit 99.1

Media Contact:	Investor Contact:
Courtney Reilly	Philip Bourdillon/Gene Heller
Ogilvy Public Relations	Silverman Heller Associates
303-634-2626	310-208-2550
courtney.reilly@ogilvypr.com	bourdillon@sha-ir.com
Raindance Reports Second-Quarter 2005 Results
Louisville, Colo. — July 27, 2005 — Raindance Communications, Inc. (Nasdaq: RNDC) reported that in the three months ended June 30, 2005, it earned net income of $1.0 million, or $0.02 per diluted share, on revenue of $18.7 million, compared to a net loss of $1.9 million, or $0.03 per share, on revenue of $19.3 million in the comparable period a year ago.
Second-quarter 2005 adjusted EBITDA* was $3.1 million compared to $3.2 million in the preceding quarter and $2.3 million in the second quarter of 2004. Cash flow from operations was $3.1 million compared to $2.0 million in the preceding quarter and $1.9 million in the comparable period a year ago. Usage-based minutes were a record 216 million, compared to 209 million in the preceding quarter and 198 million in the second quarter of 2004. During the quarter, the company added 757 customers and reported a total customer base at quarter-end of 4,324.
At June 30, 2005, the company had $50.3 million in working capital, with cash, cash equivalents, and short-term investments totaling $48.2 million, compared to $45.9 million at the end of the prior quarter.
“From a product perspective, the company had its most productive quarter ever bringing Raindance Seminar Edition, a new version of Raindance Meeting Edition, and the new Raindance Player to market during the quarter. Raindance also achieved record volume levels and near-record profitability levels,” noted Don Detampel, president and chief executive officer of Raindance. “Now mid-way into the year, however, it is clear that not all of our new sales and marketing initiatives are working as this quarter we fell short of our revenue goals. To increase the effectiveness of our sales and marketing efforts, we will be making several organizational and process changes within the next two weeks. These changes are designed to optimize our ability to penetrate the market with our newly released products and services.” As part of these changes, the company also announced that Brian Burch, its chief marketing officer, will be leaving the company, and the bulk of his duties will be assumed by Randy Atherton, currently its EVP of sales, who will become EVP of sales and marketing.
“With last month’s launch of Raindance Seminar Edition, which boasts an unsurpassed level of simplicity and ease-of-use, and with the recently announced enhancements to Raindance Meeting Edition, we believe that we are well positioned to exploit the growing opportunities in multimedia conferencing,” concluded Detampel.

Guidance
The following information contains forward-looking statements regarding Raindance’s financial performance. These statements are based on current expectations and Raindance assumes no obligation to update any forward-looking information contained in this press release. For the third quarter of 2005, the company currently expects to report net income of $500,000 to $1,000,000 on revenues of $18.0 million to $19.0 million.
Conference Call
Management will discuss these and other results and provide 2005 third-quarter guidance during Raindance’s quarterly conference call today, July 27, beginning at 4:30 p.m. EDT. Those who have not already registered to participate in the multimedia presentation on Raindance Seminar Edition may participate in the call by dialing 1-800-795-1259 and referencing the Raindance conference call. A replay will be available at www.raindance.com following the conclusion of the conference call.
* Explanation of adjusted EBITDA, a Non-GAAP Financial Measure
We report adjusted EBITDA (EBITDA excluding stock-based compensation expense), a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance and liquidity that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash charges to earnings. Additionally, sophisticated financial institutions and banks use adjusted EBITDA as a performance metric in their lending practices. For example, adjusted EBITDA is used to determine our compliance with a financial covenant in the company’s credit agreement. Adjusted EBITDA for the three and six months ended June 30, 2005 and 2004 have been reconciled with net income (loss) for such periods in the attached Condensed Statements of Operations. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss), cash flows, or other measures of financial performance prepared in accordance with GAAP.
About Raindance Communications
Raindance Communications, Inc. (NASDAQ: RNDC), the leader in integrated multimedia conferencing services and support, brings an entirely new level of simplicity and interaction to remote meetings and events. Its suite of best-in-class services, Raindance Seminar Edition and Raindance Meeting Edition, redefine the everyday meeting experience. Thousands of corporate customers currently use Raindance’s technology to more effectively communicate with colleagues, vendors, customers and partners around the world. For more information, please visit www.raindance.com or call 800.878.7326.
Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains plans, intentions, objectives, estimates and expectations that may constitute forward-looking statements. Forward-looking statements in this release include, but are not limited to: our expectations regarding future growth and financial performance; our estimates for revenue and net income in the third quarter of 2005; the impact of our new products on financial results; planned sales and marketing efforts and events; the timing of new product releases; and all additional statements that imply future demand for our services or positive operating results from the provision of these services. These statements are subject to risks and uncertainties that could cause future events to differ materially. These risks and uncertainties include, but are not limited to: risks with respect to our ability to properly forecast financial and operating results; changes in the economy and its effect on our business; changes in our marketplace and in communication services technology; competition from existing and new competitors; pricing pressure; our ability to retain existing customers; our ability to increase existing customer usage of our services; the timing and success of our marketing and sales efforts and product offerings; and our ability to timely and successfully deliver our services. We may not be able to effectively address these risks, and accordingly our financial performance and stock price may be adversely affected. A detailed description of additional factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Form 10-Q filed on May 10, 2005. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document.
Raindance, Raindance Communications, SwitchTower, OpenGo and our logo are trademarks or registered trademarks of Raindance Communications, Inc. All other company names and products may be trademarks of their respective companies.

RAINDANCE COMMUNICATIONS, INC.
BALANCE SHEETS
(IN THOUSANDS)
(unaudited)

	June 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$9,504	$10,458
Short-term investments	38,665	32,935
Accounts receivable, net	10,223	9,922
Prepaid expenses and other current assets	1,415	1,605

Total current assets	59,807	54,920

Property and equipment, net	14,840	17,807
Goodwill	45,587	45,587
Other assets	358	411

Total Assets	$120,592	$118,725

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,663	$7,447
Accrued expenses	2,543	2,619
Restructuring reserve	40	188
Current portion of deferred revenue	269	420

Total current liabilities	9,515	10,674

Deferred revenue, less current portion	30	45

Total Liabilities	9,545	10,719

Stockholders’ Equity:
Common stock	84	82
Additional paid-in capital	282,253	280,561
Deferred stock-based compensation	(1,383)	(960)
Accumulated deficit	(169,907)	(171,677)

Total Stockholders’ Equity	111,047	108,006

Total Liabilities and Stockholders’ Equity	$120,592	$118,725

RAINDANCE COMMUNICATIONS, INC.
STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenue	$18,693	$19,328	$37,758	$38,911
Cost of revenue	7,947	9,045	15,719	17,601

Gross profit	10,746	10,283	22,039	21,310

Operating expenses:

Sales and marketing	5,086	6,290	10,438	12,790
Research and development	2,736	2,427	5,599	5,153
General and administrative	2,034	2,128	4,299	4,037
Stock-based compensation expense	192	1,325	444	1,938

Total operating expenses	10,048	12,170	20,780	23,918

Income (loss) from operations	698	(1,887)	1,259	(2,608)

Other income (expense), net	312	13	511	29

Net income (loss)	$1,010	$(1,874)	$1,770	$(2,579)

Net income (loss) per share-
-Basic	$0.02	$(0.03)	$0.03	$(0.05)

-Diluted	$0.02	$(0.03)	$0.03	$(0.05)

Weighted average number of common shares outstanding-
-Basic	54,959	53,859	54,771	53,706

-Diluted	57,065	53,859	56,942	53,706

Reconciliation of net income (loss) to adjusted EBITDA:

Net income (loss)	$1,010	$(1,874)	$1,770	$(2,579)
Add: depreciation, amortization and other income (expense), net	1,880	2,832	4,112	5,562
Add: stock-based compensation expense	192	1,325	444	1,938

Adjusted EBITDA	$3,082	$2,283	$6,326	$4,921

RAINDANCE COMMUNICATIONS, INC.
STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)

	Six months ended
	June 30,
	2005	2004

Cash flows from operating activities:
Net income (loss)	$1,770	$(2,579)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,622	5,591
Stock-based compensation	444	1,938
Other	36	40
Changes in operating assets and liabilities:
Accounts receivable	(301)	(2,018)
Prepaid expenses and other current assets	(135)	(129)
Other assets	(75)	97
Accounts payable and accrued expenses	(1,049)	(461)
Deferred revenue	(166)	185

Net cash provided by operating activities	5,146	2,664

Cash flows from investing activities:
Purchase of property and equipment	(1,229)	(1,488)
Proceeds from disposition of equipment	33	14
Purchase of investments	(36,353)	(6,220)
Proceeds from maturities of investments	30,623	—
Change in restricted cash	—	23

Net cash used by investing activities	(6,926)	(7,671)

Cash flows from financing activities:
Proceeds from issuance of common stock	826	797
Payments on debt	—	(2,195)

Net cash provided (used) by financing activities	826	(1,398)

Decrease in cash and cash equivalents	(954)	(6,405)
Cash and cash equivalents at beginning of period	10,458	39,607

Cash and cash equivalents at end of period	$9,504	$33,202